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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-48924 and 333-96085) of Biopure Corporation of our report dated December 11, 2000, with respect to the consolidated financial statements of Biopure Corporation included in the Annual Report (Form 10-K) for the year ended October 31, 2000.



                                                           /s/ Ernst & Young LLP

Boston, Massachusetts
January 24, 2001